APPENDIX 2

           THE READER'S DIGEST EMPLOYEES PROFIT-SHARING PLAN
                 THE READER'S DIGEST ASSOCIATION, INC.

 CONFIDENTIAL VOTING DIRECTION TO THE TRUSTEE, SOLICITED ON BEHALF OF
                        THE BOARD OF DIRECTORS

    I hereby direct State Street Bank and Trust Company, as Trustee under The Reader's Digest Employee Profit-Sharing Plan, to vote as directed on the reverse side my proportionate interest in the shares of Class B Voting Common Stock of THE READER'S DIGEST ASSOCIATION, INC. held in the Stock Fund under that Plan at the Annual Meeting of Stockholders of THE READER'S DIGEST ASSOCIATION, INC. to be held December 12, 1997, and at any adjournments thereof, on the election of directors as described in the Notice of Meeting and Proxy Statement of the Board of Directors.
          (Please note any change of address below.)


Proportionate interest in shares-
shares of
a total of 1,716,057 shares of
Class B Voting Common Stock
in the Stock Fund

        To be completed, signed and dated on the reverse side.

(Back of Card)


                                                              Please
                                                        [X]  mark your
                                                             votes as
                                                               this

                CLASS B COMMON

The Board of Directors recommends a vote FOR Proposals 1 and 2.


                                                            WITHHELD
1    ELECTION OF DIRECTORS                 FOR         FOR ALL
 Nominees: George V. Grune,               [   ]        [  ]
 Melvin R. Laird, Lynne V. Cheney,
  M. Christine DeVita, James E. Preston,
  Robert G. Schwartz, C.J. Silas,
 William J. White

WITHHELD FOR: (Write that nominee's name in the space provided below).

2    Amendment of the 1994 Key Employee             FOR      AGAINST  ABSTAIN
     Long Term Incentive Plan to increase           [  ]       [   ]  [   ]
     the number of shares



The Trustee will vote your proportionate interest in the shares of Class B Voting Common Stock in the Stock Fund as you direct. IF YOU SIGN BELOW, BUT DO NOT GIVE ANY INSTRUCTIONS, THE TRUSTEE WILL VOTE YOUR PROPORTIONATE INTEREST IN THOSE SHARES `FOR' THE PROPOSAL LISTED HEREIN.


                                                              Date
   Signature of Participant (Please date and sign exactly as name is printed herein.)